Exhibit 10.12

FIRST AMENDMENT TO THE REPRESENTATION SERVICES AGREEMENT
AND
AMENDMENT TO THE FOUNDERS AGREEMENT

          The Representation Services Agreement (the “Agreement”) dated July 1, 2007 set forth between Marketiquette, Inc. (“ME”) having a place of business at 1208 Celebration Avenue, Celebration, FLA 34747 and Green Earth Technologies, Inc. (“GET”) having a place of business at 3 Stamford Landing, Stamford, CT 06902 is hereby amended by this First Amendment as set forth below as of September 1, 2008 (the “Effective Date”).

1.	Subsections 2(a) and 2(b) of the Representation Services Agreement dated as of July 1,2007 is hereby deleted in its entirety and replaced with the following amendment:

	a.	Commencing on the Effective Date, GET shall pay ME sales commissions on annual net sales (for the period July 1 to June 30) on GET Products secured by ME and collected by GET of:

		i.	10% of net sales for the first $10,000,000;

		ii.	9% of net sales greater than $10,000,000 but less than $30,000,000;

		iii.	8% of net sales greater than $30,000,0000 but less than $50,000,000; and

		iv.	7% of net sales greater than $50,000,000.

b.

Commissions shall be payable to ME with respect to commissionable net sales revenues (gross sales less returns, discounts and allowances) upon receipt of payment from GET customers in a calendar month by placement of a check in the mail (or electronic funds transfer) no later than the tenth (10th) day of the following calendar month. GET shall deliver with such payment a report listing all net sales revenues, by customer and purchase order number, received by GET during the prior calendar month and showing the calculation of the commission being paid.

c.

Commencing on the Effective Date, GET shall pay ME a services fee of $540,000 per annum (to be paid in equal monthly installments of $45,000 per month) as full and complete remuneration for branding, marketing and sales management fees, that includes dedicated sales & marketing executive Jeffrey Loch to assume the responsibilities of GET’s Chief Marketing & Branding Officer.

2.	Pursuant to an Founders Agreement dated June 19, 2007, and Amended by the GET Board of Directors Resolution dated March 5, 2008:

	a.	GET has issued to Marketiquette (“Marketing Agency”) or their designated assignee(s) 8,000,000 shares of GET Common Stock, par value $0.001 of which 4,000,000 shares has already vested.

	b.	With respect to the vesting of the remaining 4,000,000 shares of GET Common Stock the following vesting will apply:

i.

800,000 shares immediately following execution of this agreement (GET will instruct its stock transfer agent to send a stock certificate to the Marketing Agency or their assignee(s) with a tack date of June 30, 2008);

	ii.	1,600,000 shares on December 1, 2008, and;

	iii.	1,600,000 shares on June 30, 2009.

3.

With respect to sales not secured by Marketiquette, GET will pay 1% of sales to a maximum commission payment of $100,000 a month for which ME provides assistance with closing the sale. This may include providing product expertise, specification sheets, labels and any other sales support that may be required

4.

With respect to intellectual property and pursuant to the consideration of common stock shares issued in the Founders Agreement dated June 19, 2007, all advertisements, copy, layouts, scripts, commercials, artwork, photographs, designs, or other materials or documents prepared, purchased, or furnished by ME on GET’s account that are produced and published or broadcast become GET property.

5.	This Agreement supersedes all previous agreements between ME and GET, whether written or oral, including, but not limited to, the Founders Agreement, dated June 19, 2007.

6.	Except as amended as set forth above, the Agreement is hereby ratified and confirmed.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

GREEN EARTH TECHNOLOGIES, INC.

By:	/s/ Greg Adams

Name: Greg Adams

Title: Chief Financial Officer

MARKETTIQUETTE, INC.

By:	/s/ Carol A. Loch

Name: Carol A. Loch

Title: President